VOLUNTARY POOLING AGREEMENT

	THIS AGREEMENT dated for reference the 31st day of December, 1998 but actually entered into the 28th day of December.

BETWEEN:

The Undersigned Shareholders of REBOUND RUBBER CORP., being all those Shareholders who have signed Schedule "A" attached hereto

	(hereinafter called the "Undersigned")

					OF THE FIRST PART
AND:

REBOUND RUBBER CORP., a corporation duly incorporated pursuant to the laws of the Province of Alberta and having an office located at 600-3795 Carey Road, Victoria, British Columbia

	(hereinafter called the "Company")

					OF THE SECOND PART
AND:

MANHATTAN TRANSFER & REGISTRAR, of 58 Dorcester Road,
Lake Ronkonkoma, New York 11779

					OF THE THIRD PART
WHEREAS:
The Undersigned presently hold an aggregate of 14,724,001 common shares (the "Shares") of Rebound Rubber Corp.
(the Company), being in respect of each of the Undersigned the number of Shares set opposite his name in Schedule "A" hereto;

The Company has entered into an agreement with Landstar, Inc. pursuant to which Landstar, Inc. has offered to acquire all of the issued and outstanding shares of the Company in accordance with the terms and conditions of an agreement between Landstar, Inc., the Company and the shareholders of the Company (the "Share Exchange Agreement");

The management of Landstar, Inc. and the Company are of the opinion that the pooling of the Shares contemplated hereby would facilitate the completion of the acquisition and would be in the best interests of the Company and the undersigned shareholders;

In contemplation of the acquisition of the Shares by Landstar, Inc., the Undersigned have agreed to pool the Shares upon and subject to the terms and conditions hereinafter more particularly set out;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and in consideration of the sum of One ($1.00) Dollar now paid by the parties hereto, each to the other, (the receipt whereof is hereby acknowledged) and in further consideration of the mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.		In this Agreement:

Completion Date: shall mean the first day the common shares of the Company are exchanged for shares of Landstar, Inc.;
Exchange: shall mean the NASDAQ Over-the-Counter Bulletin
Board quote system;

Shares: means the shares of Rebound Rubber Corp. registered in the names of the Undersigned up to the Completion Date or the shares of Landstar, Inc. as these may be registered in the names of the Undersigned following the Completion Date;
SEC: shall mean the Securities and Exchange Commission of the United States, if the shares of the Issuer are not listed on the Exchange, or the Exchange if the shares of the Issuer are listed on the Exchange.

2.		The parties acknowledge that the Shares are
not being pooled in the manner set forth herein pursuant to a requirement of the SEC or Exchange as a condition of completing the acquisition of share exchange as set out in the Share Exchange Agreement.

3.		The Undersigned hereby severally agree each
with the other and with the Trustee that they will respectively deliver or cause to be delivered to the Trustee certificates for the Shares detailed in Schedule "A" hereto, which Shares are to be held by the Trustee and released, subject to paragraph 4, proportionately to the Undersigned in accordance with their holdings of such shares, on the following basis:

10% of the Shares six (6) months following the Completion Date;
15% of the Shares nine (9) months following the Completion Date;
20% of the Shares twelve (12) months following the Completion Date;
25% of the Shares fifteen (15) months following the Completion Date;
the balance of the Shares eighteen (18) months following the Completion Date

4.		Each of the Undersigned shall be entitled from
time to time to a letter or receipt from the Trustee stating the number of Shares represented by certificates held for him by the Trustee subject to the terms of this Agreement, but such letter or receipt shall not be assignable.

5.		The Undersigned shall not sell, deal in, assign,
transfer in any manner whatsoever or agree to sell, deal in, assign or transfer in any manner whatsoever any of the Shares or beneficial ownership of or any interest in them and the Trustee shall not accept or acknowledge any transfer, assignment, declaration of trust or any other document evidencing a change in legal and beneficial ownership of or interest in the such shares, except as may be required by reason of the death or bankruptcy of any one or more of the Undersigned, in which case the Trustee shall hold the certificates for such shares subject to this Agreement for whatever person or persons, firm or corporation may thus become legally entitled thereto.

6.		In the event any of the Shares are transferred
or any third party becomes vested with an interest in any of the Shares, the Shares subject to the transferred interest will be bound by the terms and conditions of this agreement and no additional assignment, hypothecation or sale will be permitted except in accordance with the terms hereof.

7.		If, during the period in which any of the Shares
are retained in pool pursuant hereto, and dividend other than a dividend paid in shares of the Issuer, is received by the Trustee in respect of such shares, such dividend shall be paid or transferred forthwith to the Undersigned entitled thereto.
Any shares received by way of dividend in respect of such shares shall be dealt with as if they were shares hereunder.

8.		This Agreement shall enure to the benefit of and
be binding upon the parties hereto and each of their heirs, executors, administrators, successors and permitted assigns.

9.		This Agreement may be executed in several parts
in the same form and such part as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

10.		The parties hereto agree that in consideration
of the Trustee agreeing to act as Trustee as aforesaid, the Undersigned do hereby covenant and agree from time to time and at all times hereafter well and truly to save, defend, and keep harmless and fully indemnify the Trustee, its successors and assigns, from and against all loss, costs, charges, damages and expenses which the Trustee, its successors or assigns, may at any time or times hereafter bear, sustain, suffer or be put to for or by reason or on account of its acting as Trustee pursuant to this Agreement.

11.		It is further agreed by and between the
parties hereto and, without restricting the foregoing indemnity, that in case proceedings should hereafter be taken in any Court respecting the shares hereby pooled, the Trustee shall not be obliged to defend any such action or submit its rights to the Court until it shall have been indemnified by other good and sufficient security in addition to the indemnity hereinbefore given against costs of such proceedings.

		IN WITNESS WHEREOF the Company, the Undersigned and the Trustee have executed the presents as from the day and year first above written.

THE COMMON SEAL OF REBOUND		)
RUBBER CORP. was hereunto affixed in the)
presence of:				)
						)
Elroy Fimrite		Director	)	Michael Pinch
--------------------			)	--------------
Authorized Signatory			)	Witness
						)
Glenn Rozon		Director		)
--------------------			)
Authorized Signatory			)
						)
						)
THE COMMON SEAL OF MANHATTAN		)
TRANSFER & REGISTRAR  was hereunto	)
affixed in the presence of:		)
						)	C/S
--------------------			)
Authorized Signatory			)
						)